                                                                      EXHIBIT 12

BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
$(MILLIONS)

                                            SIX MONTHS ENDED
                                                JUNE 30                                 YEARS ENDED DECEMBER 31,
                                          ---------------------       --------------------------------------------------------------
                                            1997        1996              1996         1995        1994        1993        1992
                                          ------------------------------------------------------------------------------------------
Calculation excluding interest on
   deposits
Earnings
Income before income taxes and change
  in accounting principle                 $  647.0    $1,232.4          $2,496.9     $2,173.5    $1,806.2    $1,914.7    $1,381.0
Fixed charges                                748.8       573.6           1,202.3        968.7       727.0       397.0       385.5
Less: Capitalized interest                   (2.6)      (.0.7)             (4.9)        (1.7)       (1.0)       (0.7)       (1.2)
                                          --------    --------          --------     --------    --------    --------    --------
Earnings                                  $1,393.2    $1,805.3          $3,694.3     $3,140.5    $2,532.2    $2,311.0    $1,765.3
                                          ========    ========          ========     ========    ========    ========    ========
Fixed Charges:
Interest expense, including interest
  factor of capitalized leases and
  amortization of deferred debt expense   $  717.7    $  541.9          $1,142.3     $  912.4    $  666.8    $  345.4    $  340.5
Portion of rental payments under
  operating leases deemed to be interest      31.1        31.7              60.0         56.3        60.2        51.6        45.0
                                          --------    --------          --------     --------    --------    --------    --------
Fixed charges                             $  748.8    $  573.6          $1,202.3     $  968.7    $  727.0    $  397.0    $  385.5
                                          ========    ========          ========     ========    ========    ========    ========
Ratio of earnings to fixed charges
  excluding interest on deposits             1.86x       3.15x             3.07x        3.24x       3.48x       5.82x       4.58x
Calculation including interest on
deposits:
Earnings:
Income before income taxes and change
  in accounting principle                 $  647.0    $1,232.4          $2,496.9     $2,173.5    $1,806.2    $1,914.7    $1,381.0
Fixed Charges                              2,007.4     1,776.2           3,662.5      3,395.0     2,560.2     2,001.9     2,474.8
Less: Capitalized interest                   (2.6)       (0.7)             (4.9)        (1.7)       (1.0)       (0.7)       (1.2)
                                          --------    --------          --------     --------    --------    --------    --------
Earnings                                  $2,651.8    $3,007.9          $6,154.5     $5,566.8    $4,365.4    $3,915.9    $3,854.6
                                          ========    ========          ========     ========    ========    ========    ========
Fixed charges:
As detailed above                         $  748.8    $  573.6          $1,202.3     $  968.6    $  727.0    $  397.0       385.5
Interest on deposits                       1,258.6     1,202.6           2,460.2     $2,426.4     1,833.2     1,604.9    $2,089.3
                                          --------    --------          --------     --------    --------    --------    --------
Fixed charges                             $2,007.4    $1,776.2          $3,662.5     $3,395.0    $2,560.2    $2,001.9    $2,474.8
                                          ========    ========          ========     ========    ========    ========    ========
Ratio of earnings to fixed charges
  including interest on deposits             1.32X       1.69x             1.68x        1.64x       1.71x       1.96x       1.56x




                                       26